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                                                                    EXHIBIT 23.4


Deutsche Banc Alex. Brown                          Deutsche Bank [/]

                                                   Deutsche Banc Alex. Brown
                                                   Deutsche Bank Securities, Inc
                                                   One South Street
                                                   Baltimore, MD 21202


                                    CONSENT
                                      of
                         Deutsche Bank Securities Inc.

We hereby consent to (i) the inclusion of our opinion letter, dated February 20, 2000, to the Board of Directors of Snyder Communications, Inc. as Annex D to the Joint Proxy Statement and the Prospectus forming part of this Registration Statement on Form F-4, and (ii) references made to our firm and such opinion in such Prospectus under the captions entitled "SUMMARY -- Opinion of Snyder Communications' Financial Advisor", "THE MERGER -- Background of the Merger", "THE MERGER -- Snyder Communications' Reasons for the Merger"; "THE MERGER -- Factors Considered by, and Recommendation of, the Snyder Communications Board" and "THE MERGER -- Opinion of Snyder Communications' Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as Amended, and the rules and regulations promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           DEUTSCHE BANK SECURITIES INC.

                                           By: /s/ Michael C Phalen
                                              ------------------------
                                           Name:  Michael C Phalen
                                                 ---------------------
                                           Title: Vice President
                                                 ---------------------
August 9, 2000